SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 16, 2007

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Secured Convertible Promissory Note

On August 16, 2007, Berman Center, Inc. (the “Company”) executed Amendment No. 3 to Secured Convertible Promissory Note (the “Amended Note”) originally entered into on March 7, 2007 (the “Note”) and amended on May 24, 2007 and on July 9, 2007, which is attached hereto as Exhibit 10.1, in favor of Hunter Fund LTD (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend an additional amount of $300,000 to the Company.

The terms of the Amended Note provide that, among other things:

(i)	the Amended Note shall be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc. (“BHM”),

(ii)	the additional amount covered by the Amended Note is payable in one installment on October 5, 2007 with an interest rate per annum of 15% accruing as of August 16, 2007,

(iii)
the Amended Note may be converted into common stock of the Company at a per share conversion rate of the lesser of (i) 50% of the weighted average closing price of the Company’s common stock during the thirty 30 trading days immediately preceding the date of conversion or (ii) $0.25 per share,

(iv)	Hunter Fund shall have automatic and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Amended Note, and

(v)
Hunter Fund is entitled to penalty shares if the Company does not file a resale registration statement within 10 days of the execution date of the Amended Note covering the securities issued in the Amended Note and in Amendment No. 2 to the Secured Convertible Note entered into on July 9, 2007 (“Amendment No. 2”). Penalty shares will be owed in the amount of 0.0333% of the shares issued or issuable under the Amended Note and in Amendment No. 2 for each business day that the registration statement has not been filed.

(vi)
Hunter Fund is entitled to additional penalty shares if the registration statement filed on June 19, 2007 (the “Initial Registration Statement”) is not declared effective within 45 days of the execution date of the Amended Note. Penalty shares will be owed in the amount of 0.0333% of the shares covered under the Initial Registration Statement for each business day that the Initial Registration Statement has not been declared effective.

The Company also agreed to pay a placement fee equal to $30,000 to Hunter World Markets, Inc. and to pay $2,700 in legal fees to Troy Gould and to issue an aggregate of 1,066,667 shares of the Company’s common stock to Hunter World Markets, Inc. and/or its designees. In addition to the foregoing fees, we used the proceeds from the Amended Note to pay $47,000 in legal fees that we owed to our legal counsel, Kirkpatrick & Lockhart Preston Gates Ellis LLP. After payment of fees and expenses, the Company received a disbursement of approximately $220,300 in connection with the Amended Note.

If the Company fails to make payments under (i) the Amended Note or (ii) that Secured Convertible Note in favor of Hunter Fund originally entered into on March 7, 2007 for $225,000 or (iii) Amendment No. 1 to the March 7, 2007 Secured Convertible Note in favor of Hunter Fund for $60,000 or (iv) Amendment No. 2 to the March 7, 2007 Secured Convertible Note in favor of Hunter Fund for $25,000 or (v) that other Secured Convertible Note in favor of Hunter Fund pursuant to which Hunter Fund agreed to lend the principal amount of $200,000 dated October 6, 2006 or (vi) otherwise comes into default, Hunter Fund may exercise its rights to seize all of the assets of the Company, which would have a material adverse effect on its business and could cause it to declare bankruptcy.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01, above, is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information under Item 1.01, above, is incorporated herein by reference.

Item 8.01 Other Events.

The Company announces a new DVD series entitled “Dr. Berman Can Help.” The DVD series will be available at retailers and online at www.drbermanlibrary.com. The new series will cover the subjects of sex and relationships.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 3 dated August 16, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERMAN CENTER, INC.

Date: August 22, 2007	By:	/s/ Carlos Bernal
Name Carlos Bernal
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 2 dated August 16, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD.